UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Preformed Line Products Company

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NOTICE OF CHANGE OF LOCATION OF 2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2020

To our shareholders:

As we disclosed in the proxy materials filed with the Securities and Exchange Commission on March 26, 2020, we have been closely monitoring the COVID-19 situation in light of the public health and travel concerns and the protocols and orders imposed by public health officials and federal, state and local governments, including the Governor of Ohio. Due to continued concerns and the protocols and orders currently in place, NOTICE IS HEREBY GIVEN that the location of the 2020 annual meeting of shareholders of Preformed Line Products Company (the “Annual Meeting”) has been changed to a virtual meeting format only, via webcast. As previously announced, the Annual Meeting will be held on Tuesday, May 5, 2020 at 9:30 a.m., local time. You will not be able to attend the meeting in person.

Shareholders of record at the close of business on March 6, 2020 are entitled to vote at the meeting or any adjournment thereof, as described in the proxy materials previously distributed.

To participate in the Annual Meeting, you must register to attend by Friday, May 1, 2020 at 5:00 p.m. Eastern at www.proxydocs.com/PLPC using the control number found on the proxy card previously mailed. If you do not have your control number, you may contact PLPProxy@preformed.com to obtain it.

Upon completing your meeting registration, you will receive further instructions via email (“Instructions”), including your unique link that will allow you to access the Annual Meeting. The Instructions will also include instructions on (a) how to vote if you haven’t submitted your vote already and (b) who to contact if you have difficulty logging in. Online access to the Annual Meeting will open 15 minutes before the designated start time.

If your shares are held in “street name” through a broker, bank or other nominee, to participate in the Annual Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Preformed Line Products Company common stock you held as of the close of business on March 6, 2020, your name and email address. You must then submit a request for registration to Mediant Communications Inc. by filling out the registration form at www.proxydocs.com/PLPC prior to the deadline on Friday, May 1, 2020 at 5:00 p.m. Eastern using your control number provided on your voting instruction form delivered by your bank, broker, or intermediary.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the proxy in advance of the meeting by one of the methods described in the proxy materials previously distributed. If you have previously submitted a proxy card for the Annual Meeting, you do not need to take any additional action to vote your shares at the Annual Meeting unless you wish to change the votes previously cast.

By Order of the Board of Directors,

Caroline S. Vaccariello,

Secretary

Dated: April 13, 2020

This notice of change of location of the 2020 annual meeting of shareholders, the notice of annual meeting of shareholders, the accompanying proxy statement and the Company’s 2020 Annual Report to Shareholders are also available at: www.proxydocs.com/PLPC.